CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 14, 2003, incorporated in this Registration Statement by reference, included in the October 31, 2003 Annual Report to the shareholders of the Capstone Series Fund, Inc. (comprising, the Growth Fund), and to the references to our firm under the caption "Financial Highlights" in the prospectus and in the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
February 17, 2004